Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Alpine 4 Technologies Ltd.

We consent to the inclusion in the foregoing form S-4, Amendment No. 2 (Registration No. 333-199840) of Alpine 4 Technologies Ltd. (the “Company”) of our report dated May 4, 2015 relating to our audit of the Balance Sheet of Alpine 4 Technologies Ltd. (the “Company”) as of December 31, 2014 and the related statement of operations, stockholders' equity (deficit) and cash flows for the period from April 22, 2014 (inception) through December 31, 2014, and our report dated September 17, 2015 relating to our audit of the Balance Sheet of Autotek, Inc. (the “Company”) as of December 31, 2014 and 2013 and the related statement of operations, stockholders' equity (deficit) and cash flows for the period from January 1, 2014 through December 31, 2014 and from February 13, 2013 (inception) to December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the prospectus.

Anton and Chia, LLP
Newport Beach, California
September 17, 2015